Exhibit 10.17

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT,

MARKED BY [***], HAS BEEN EXCLUDED FROM THIS

EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED

THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT

THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

COMMERCIALIZATION AGREEMENT

This Commercialization Agreement (this “Agreement”) is made and entered into as of July 25, 2023 (the “Effective Date”) by and between Beta Bionics, Inc., a Massachusetts public benefit corporation having a principal place of business at 11 Hughes, Irvine, CA 92618 (“Beta Bionics”) and DexCom, Inc., a Delaware corporation having a principal place of business at 6340 Sequence Drive, San Diego, CA 92121 (“DexCom”). In this Agreement, Beta Bionics and DexCom are each a “Party” and, collectively, the “Parties”. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Development Agreement.

RECITALS

A. DexCom is in the business of developing and commercializing continuous glucose monitoring systems and related technologies.

B. Beta Bionics is in the business of developing and commercializing an autonomous blood glucose management system.

C. The Parties entered into a Development Agreement dated December 7, 2016 (as may be amended by mutual written agreement of the Parties from time to time, the “Development Agreement”), pursuant to which Beta Bionics developed an adapted solution that identifies, receives, and/or displays information from the DexCom System.

D. The Parties now desire to commercialize such adapted solution on the terms and conditions set forth herein.

Accordingly, the Parties agree as follows:

AGREEMENT

1.	DEFINITIONS

1.1

“Affiliate” means, with respect to a Party, any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with such Party. For the purposes of this definition, “control” means the direct or indirect ownership of more than fifty percent (50%) of the capital stock of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, interests entitled to vote in the election of the corresponding managing authority).

1.2	“Aggregate Data” means information that is collected from individuals and compiled into data summaries as a result of statistical analysis.

1.3

“Agreed Market” means each country or jurisdiction in which the Parties have mutually agreed to commercialize the Combined Platform, as listed on Schedule 1.3, as may be amended from time to time in accordance with Section 17.11.

1.4

“Anonymized Data” means information which does not relate to an identified or identifiable natural person and/or Personal Data rendered anonymous in such a manner that it cannot be re-associated with the underlying Personal Data or used to re-identify an individual. Anonymized Data also includes Aggregate Data where aggregation of the individual values into summary data no longer contains details related to a specific individual.

1.5

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act, the United States Anti-Kickback Statute, the United Kingdom Bribery Act, and any other laws of a similar nature for the prevention of inter alia, fraud, corruption, racketeering, money laundering and terrorism, in each case as they may be amended from time to time.

1.6

“Applicable Law(s)” means all applicable laws, rules and regulations, including any rules, regulations, guidance or other requirements of any Regulatory Authority, that may be in effect from time to time and are applicable to a particular activity hereunder, including, in each case, to the extent applicable, (i) regulations and guidance documents of the FDA and, if and as appropriate under the circumstances, International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) guidance or other comparable regulation and guidance of any applicable Regulatory Authority in the Agreed Markets, (ii) Anti-Corruption Laws, (iii) Privacy Laws, (iv) Transparency Laws, (v) cGCP, (vi) cGDP, and (vii) cGMP.

1.7	“Beta Bionics Confidential Information” means Confidential Information of Beta Bionics. The Beta Bionics Confidential Information includes the Beta Bionics [***] Data.

1.8	“Beta Bionics [***] Data” means [***]. For clarity, the Beta Bionics [***] Data shall not include any DexCom [***] Data.

1.9	“Beta Bionics Trademarks” shall mean [***] and such other Beta Bionics trademarks as Beta Bionics may designate in writing to DexCom from time to time.

1.10

“cGCP” means all applicable current Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Studies, including, as applicable, (i) as set forth in the ICH Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the Agreed Markets, (ii) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (iii) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time, and (iv) the equivalent applicable laws in any relevant country, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.11

“cGDP” means the then current standards for all good distribution practices relevant to any product hereunder, including, as applicable, (i) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Sections 210, 211, (ii) European Directive 2013/C 68/01 and Eudralex 4, (iii) WHO TRS 957 Annex 5, (iv) USP <1079>, (v) any state or other local laws or regulations governing the licensing of distributors or manufacturers of pharmaceutical products or medical devices, and (vi) the equivalent applicable laws in any relevant country, each as may be amended and applicable from time to time.

1.12	“CGM” means continuous glucose monitoring.

1.13	“[***] Data” means [***].

1.14

“cGMP” means the then-current Good Manufacturing Practices that apply to the manufacture (including clinical or commercial supply) of any product hereunder, including, as applicable, (i) the United States regulations set forth under Title 21 of the United States Code of Federal Regulations, parts 4, 210, 211 and 820, (ii) applicable guidance published from time-to-time by the FDA, (iii) the International Conference on Harmonisation Guidelines ICH Q7A Good Manufacturing Practice Guidance for the principles, guidelines of Good Manufacturing Practices for Medicinal Products as defined with EC Directive 2003/94/EC and associated EC Guide to Good Manufacturing Practice, and (iv) the equivalent applicable laws in any relevant country, each as may be amended and applicable from time to time.

1.15	“Change of Control” means with respect to a Party:

(a)

that a majority of the outstanding voting securities of such Party become beneficially owned directly or indirectly by any Third Party (or group of Third Parties acting in concert) that did not own a majority of the voting securities of such Party as of the Effective Date;

(b)

possession of the power to direct or cause the direction of the management and policies of such Party, whether through ownership of the outstanding voting securities, by contract or otherwise, becomes vested in one or more individuals or entities that did not possess such power as of the Effective Date;

(c)

that such Party consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into such Party, in either event pursuant to a transaction in which more than fifty percent (50%) of the total voting power of the securities outstanding of the surviving entity normally entitled to vote in elections of directors is not held by the individuals or entities holding at least fifty percent (50%) of the outstanding securities of such entity preceding such consolidation or merger; or

(d)	that such Party conveys or transfers all or substantially all of its assets or the assets to which the subject matter of this Agreement relates to any Third Party.

For clarity, a Change of Control shall not mean any action by a Party that results in a change of control of a Third Party, e.g., if a Party acquires all or substantially all of the assets of a Third Party.

1.16

“Clinical Study” means any pre or post approval clinical study involving the administration of and/or use of a Combined Platform with a human subject, whether conducted before or after Regulatory Approval of a Combined Platform, including clinical studies to support such Regulatory Approval process or as otherwise required by a Regulatory Authority.

1.17	“Combined Platform” means the adapted technology solution referred to as the iLetTM bionic pancreas system [***]. The initial architecture of the Combined Platform is shown in Exhibit A hereto.

1.18	“Commercially Reasonable Efforts” means [***].

1.19

“Commercialization Costs” means all costs and expenses of any kind, incurred by or on behalf of, a Party in performing its obligations under the Commercialization Plan or that are otherwise directly attributable to such Party with respect to commercializing the Combined Platform pursuant to and in accordance with the terms and conditions of this Agreement.

1.20	“Committee” means the Joint Steering Committee, Commercial Working Team, Development Working Team and each other Subcommittee (if any), as applicable.

1.21

“Co-Promotion Material” means all advertising, promotional and communication materials, in whatever form or medium, for marketing, advertising and/or promotion of the Combined Platform in the Agreed Markets for distribution to (i) a Third Party (including potential Customers) and/or (ii) a Party’s Sales Team.

1.22	“Copyrights” means works of authorship and copyrightable subject matter.

1.23	“Customer” means an individual end-user of the Combined Platform, DexCom System or Beta Bionics System, as applicable.

1.24	“Data” means the Beta Bionics [***] Data and/or the DexCom [***] Data (including any Personal Data), as applicable.

1.25

“Development Plan” means the written plan setting forth the activities and related obligations to be performed by the Parties with respect to the development and validation of the Combined Platform, as such plan may be updated from time to time by the Development Working Team as set forth below, [***].

1.26	“DexCom [***] Data” means all [***]. For clarity, the DexCom [***] Data shall not include the Beta Bionics [***] Data.

1.27	“DexCom Confidential Information” means the Confidential Information of DexCom. [***].

1.28

“DexCom System” means DexCom’s sixth-generation continuous glucose monitoring system (DexCom’s G6® CGM device) and/or its next subsequent generation continuous glucose monitoring system, intended for use with automated insulin delivery (e.g., a DexCom G7® CGM device that is intended for use with automated insulin delivery), if so agreed to in writing by DexCom in its sole and absolute discretion.

1.29	“DexCom Trademarks” are set forth in Schedule 1.29 and shall include such other DexCom trademarks or logos as DexCom may designate in writing to Beta Bionics from time to time.

1.30	“Direct Competitor” means (i) with respect to Dexcom [***] and (ii) with respect to Beta Bionics [***].

1.31

“First Commercial Launch” means, with respect to an Agreed Market, the first date that the Combined Platform is made available to a potential Customer for purchase in such Agreed Market following Regulatory Approval in such Agreed Market.

1.32

“Ineligible Person” shall mean any individual or entity who: (a) is currently excluded, debarred or otherwise ineligible to participate in the federal health care programs or in federal procurement or non-procurement programs; or (b) has been convicted of a criminal offense related to the provision of health care items or services, but has not yet been excluded, debarred or otherwise declared ineligible.

1.33	“[***] Data” means all [***] data, [***].

1.34	“Insulin Delivery Device” means a connected or non-connected insulin pump or any other insulin delivery device, and may include a DexCom CGM-Enabled Beta Bionics Device.

1.35

“Intellectual Property Rights” means, collectively: copyright rights (including the exclusive rights to use, reproduce, modify, distribute, publicly display and publicly perform the copyrighted work), trademark rights (including trade names, trademarks, service marks, and trade dress and associated goodwill), patent rights (including the exclusive right to make, use, sell, offer for sale and import), rights in trade secrets, rights of publicity, authors’ rights, database rights, and all other intellectual property rights as may exist now and/or hereafter come into existence and all renewals and extensions thereof, including supplemental protection certificates, regardless of whether such rights arise under the laws of the United States or any other state, country or jurisdiction worldwide.

1.36

“Major Release” means a new version of a product that adds material features and functionality [***], and designated by the provider as a replacement for a prior version, as opposed to inter-generational releases adding functionality [***] (“Minor Release”).

1.37

“Personal Data” has the meaning assigned to the terms “personal information,” “personal data,” and/or “protected health information” under Privacy Laws and shall, at a minimum, include any information which relates to an identified or identifiable natural person.

1.38	“Pricing Approval” means, with [***], the approval, agreement, determination or decision by [***] Regulatory Authority(ies) establishing the pricing [***].

1.39

“Privacy Laws” means all applicable foreign, federal, state, and local laws governing the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disclosure or transfer of Personal Data and other health information (including electronic transaction sets, medical code sets, provider identifier, employer identifier, and patient identifier), as amended from time to time, including, in each case, to the extent applicable, (i) the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104191 (HIPAA), as amended by the Health Information Technology for Economic and Clinical Health Act, Title XIII of the American Recovery and Reinvestment Act of 2009, (ii) the EU General Data Protection Regulation 2016/679 (GDPR), (iii) California Consumer Privacy Act, and (iv) the CAN-SPAM Act, Canada’s Anti-Spam Legislation and other laws governing telemarketing, including any such laws or regulations prohibiting unsolicited telephone calls to persons or entities listed on “Do Not Call” registries or similar lists or prohibiting unsolicited e-mails, spam or faxes to any person.

1.40

“Product Claims” means assertions relating to the features and/or benefits of the Combined Platform excluding any assertions solely relating to the features and/or benefits of the DexCom System or Beta Bionics System alone.

1.41

“Pseudonymized Data” means a category of Personal Data that has been processed in such a manner that the Personal Data can no longer be attributed to a specific living natural person without the use of additional information (an identifier key), provided that such additional information is kept separately and is subject to technical and organisational measures to ensure that the Personal Data is not attributed to an identified or identifiable living natural person

1.42	“Quality Agreement” means the quality agreement between DexCom and Beta Bionics dated as of April 26, 2023, as amended from time to time.

1.43

“Regulatory Approval” means, with respect to a country, any and all classifications, clearances, approvals, licenses, registrations or authorizations of any Regulatory Authority (including any required approvals for reimbursement) necessary to commercially distribute, sell or market a product in such country, including, as may be applicable, a premarket notification (510(k)) or a de novo application in the United States or analogous clearance or approval in other jurisdictions, including a CE marking approval in the EU; [***].

1.44

“Regulatory Authority” means the FDA or any supranational, national or local agency, authority, department, inspectorate, ministry official, parliament or public or statutory person of any government of any country having jurisdiction over any of the activities contemplated by this Agreement or the Parties, including any national supervisory authority with jurisdiction under the Privacy Laws, or any successor bodies thereto.

1.45

“Regulatory Documentation” means any and all (a) applications, registrations, licenses, authorizations and approvals (including Regulatory Approvals); and (b) correspondence, reports and other submissions submitted to or received from Regulatory Authorities and all supporting documents with respect thereto, including all adverse event files and complaint files.

1.46	“Representatives” means the employees, officers, directors, consultants and legal, technical and business advisors of a Party and its Affiliates.

1.47

“Sales Team” means, with respect to each Party, all of the Party’s employees or agents involved in the promotion and sale of the Combined Platform, including any field based commercial representatives.

1.48	“System” means (i) with respect to DexCom, the DexCom System as used in the Combined Platform, and (ii) with respect to Beta Bionics, the Beta Bionics System as used in the Combined Platform.

1.49	“Third Party” means any entity or person other than DexCom or Beta Bionics or their respective Affiliates.

1.50	“Transaction Agreement” means this Agreement, the Development Agreement and the Quality Agreement.

1.51	Additional Definitions. Each of the following terms has the meaning described in the corresponding section of this Agreement indicated below:

“Accuser”	Section 15.4
“Agreement”	preamble to this Agreement
“Alliance Manager”	Section 2.3
“Beta Bionics”	preamble to this Agreement
“Beta Bionics Indemnitees”	Section 14.1
“Beta Bionics System”	Development Agreement
“Breaching Party”	Section 15.2
“CGM Improvement License”	Section 8.4.4(ii)
“CGM Improvements”	Section 8.4.4(ii)
“Co-Promotion Requirements”	Section 6.2.1
“Combined Platform Infringement Action”	Section 14.4
“Commercial Working Team”	Section 2.4.1
“Commercialization Plan”	Section 2.1.1
“Communication Protocol”	Development Agreement
“Confidential Information”	Section 13.1
“Consent”	Section 8.1.2(iv)
“Controller”	Section 8.1.1
“Development Agreement”	Recitals to this Agreement
“Development Working Team”	Section 2.5.1
“DexCom”	preamble to this Agreement
“DexCom CGM-Enabled Beta Bionics Device”	Development Agreement
“DexCom CGM Smartphone App”	Development Agreement
“DexCom Indemnitees”	Section 14.2
“DexCom Sensor”	Development Agreement
“Disclosing Party”	Section 13.1
“Effective Date”	preamble to this Agreement
“Enforcement Action”	Section 15.4
“ICH”	Section 1.6
“IDD Improvements”	Section 8.4.5(ii)
“IDD Improvement License”	Section 8.4.5(ii)
“Indemnitee”	Section 14.5
“Indemnitor”	Section 14.5
“Initial Term”	Section 15.1
“Joint Steering Committee”	Section 2.6.1
“Losses”	Section 14.1
“Managed Care Reimbursement”	Section 5.3.1

“Notifying Party”	Section 8.3.2
“Party” and “Parties”	preamble to this Agreement
“Raw Data”	Development Agreement
“Receiving Party”	Section 13.1
“Security Incident”	Section 8.3.2
“Subcommittee”	Section 2.6.1(iii)
“Term”	Section 15.1
“Transparency Laws”	Section 7.2

2.	COMMERCIALIZATION, GOVERNANCE, PARTY RESPONSIBILITIES

2.1	Commercialization Generally.

2.1.1 Commercialization Plan. As soon as reasonably practicable following the Effective Date, the Parties will jointly agree on a detailed plan defining each Party’s responsibilities for commercializing the Combined Platform in each Agreed Market, but which shall not be a condition precedent to commercial launch (the “Commercialization Plan”). The Commercialization Plan will include for each Agreed Market each Party’s respective responsibilities for, inter alia: [***] The initial Commercialization Plan is attached hereto as Exhibit B.

2.1.2 Efforts. The Parties will use Commercially Reasonable Efforts to commercialize the Combined Platform in the Agreed Markets, provided that neither Party shall be obligated to [***] Each Party will use Commercially Reasonable Efforts to [***].

2.1.3 Costs. Unless otherwise mutually agreed to by the Parties, [***].

2.2	Exclusivity. [***].

2.3

Alliance Managers. Each of Beta Bionics and DexCom shall appoint one (1) Representative who possesses a general understanding of development and commercialization issues to act as its alliance manager (each, an “Alliance Manager”). Each of Beta Bionics and DexCom may change its designated Alliance Manager from time to time upon written notice to the other Party. Any Alliance Manager may designate another Representative of its Party as a substitute to temporarily perform the functions of that Alliance Manager upon written notice to the other Party’s Alliance Manager. The Alliance Managers shall attend all Committee meetings as non-voting participants and support the Committee members in the discharge of their responsibilities.

2.3.1 Responsibilities. In accordance with, and without limiting the terms of this Agreement and the Development Agreement, each Alliance Manager shall:

[***].

2.4	Commercial Working Team.

2.4.1 The Parties shall establish a management team for the implementation of the Commercialization Plan that shall be comprised of [***] (“Commercial Working Team”) (who shall be Representatives of the appointing Party and at least one of which shall be a member of the Joint Steering Committee). Each Party may replace its Commercial Working Team members at any time by notice to the other Party.

2.4.2 In accordance with the provisions and objectives of this Agreement (including the Commercialization Plan), the Commercial Working Team shall, subject to Section 2.9:

[***].

2.5	Development Working Team.

2.5.1 Within [***] from the Effective Date, the Parties shall establish a management team for the implementation and oversight of the Development Plan that shall be comprised of [***] (“Development Working Team”) (who shall be Representatives of the appointing Party and at least one of which shall be a member of the Joint Steering Committee). Each Party may replace its Development Working Team members at any time by notice to the other Party.

2.5.2 In accordance with the provisions and objectives of the Development Agreement, the Development Working Team shall, subject to Section 2.9:

[***]

2.6	Joint Steering Committee.

2.6.1 The Parties shall establish a management team for oversight of the development and commercialization of the Combined Platform that shall be comprised of [***] (“Joint Steering Committee”). Each Party may replace its Joint Steering Committee members at any time by notice to the other Party. In accordance with the provisions and objectives of this Agreement (including the Commercialization Plan) and the Development Agreement (including any written Development Plan that may be attached thereto), the Joint Steering Committee shall:

[***].

2.7	Committee Meetings; Information Sharing; Costs.

2.7.1 Committee Meetings. Each Committee shall meet as needed but not less often than [***] during the Term, except as may otherwise be agreed by the Parties. Committee meetings shall be held at times and places or in such form, such as by telephone or video conference, as the Committee determines, except that in-person meetings of the Committee will alternate between the Parties’ offices, unless otherwise agreed in writing by the Parties. Subject to such substitute or additional Representatives being bound by written agreement(s) concerning confidentiality under this Agreement, (i) any Committee member may designate by notice to the other members (which may be provided by e-mail) at any time before the start of the applicable meeting a suitable substitute Representative to attend and perform the functions of that Committee member at any Committee meeting that such member cannot attend; and (ii) each Party may invite additional Representatives to attend Committee meetings as observers or to make presentations, in each case without any voting authority, on written notice to the other Party before the Committee meeting that the Representative(s) will attend.

2.7.2 Information Sharing. Each Committee shall keep each Party fully informed of the status and progress of the Parties’ activities under the Development Agreement and the Commercialization Plan. For avoidance of doubt, the Parties are under no obligation to disclose information relating to any other commercial efforts not related to the Commercialization Plan.

2.7.3 Costs. [***]

2.8	Decision-Making; Escalation.

2.8.1 Decision-Making. [***] All decisions of each Committee shall be [***], and no vote may be taken unless at least one Representative of each Party that is a member of such Committee (or properly designated substitute) is present. Each Committee shall make all decisions and take other actions in good faith and with due care, after consideration of the information that is reasonably available to it. Decisions of the Development Working Team or the Commercial Working Team (or any of their respective Subcommittees) shall be made with the intention that the resulting decision or action shall maintain or increase the likelihood that the Parties will achieve the purposes and goals of the Development Plan or the Commercialization Plan, as applicable.

2.8.2 Escalation. If any Subcommittee cannot reach a [***] decision on a matter within its authority at a regularly scheduled Subcommittee meeting or within [***] thereafter, then either Party may, by notice to the other Party, refer such matter to the Joint Steering Committee for resolution. If the Joint Steering Committee cannot reach a [***] decision on any matter at a regularly scheduled Joint Steering Committee meeting or within [***] thereafter (or, in the case of an unresolved Subcommittee matter referred to the Joint Steering Committee, within [***] following such referral), then the following shall apply:

(i) [***].

2.9

Governance Limitations. Each Committee has only the powers specifically delegated to it by this Agreement and has no authority to act on behalf of any Party in connection with any Third Party. Without limiting the foregoing, and notwithstanding anything in this Agreement to the contrary, no Committee has any authority to, and shall not purport to or attempt to:

(i) amend this Agreement or any other Transaction Agreement;

(ii) approve or take any action that would breach or conflict with any provision of this Agreement or of any other Transaction Agreement;

(iii) negotiate agreements on behalf of any Party;

(iv) make representations or warranties on behalf of any Party;

(v) determine compliance or non-compliance with any provision of this Agreement or of any other Transaction Agreement; provided, that the Joint Steering Committee shall have the right to discuss any such non-compliance;

(vi) waive any rights of any Party;

(vii) extend credit on behalf of any Party; or

(viii) take or grant licenses of, transfer ownership or otherwise encumber Intellectual Property Rights on behalf of any Party.

2.10	Responsibilities. Subject to the terms and conditions of this Agreement, the Commercialization Plan and Development Agreement, or unless agreed by the Parties, each Party shall [***].

3.	INTELLECTUAL PROPERTY OWNERSHIP AND LICENSES

3.1

Intellectual Property Ownership. The Parties intend that all development activities related to the Combined Platform, including any Clinical Study or any continuous technology upgrades to the Combined Platform and integration and testing of Major Releases and Minor Releases of a Party’s System with the Combined Platform, will be conducted under the Development Agreement and subject to the terms and conditions set forth therein. For clarity, the ownership and rights of each Party with respect to Intellectual Property Rights arising from the continued development of the Combined Platform or any component thereof, including development work resulting from any Clinical Sturdy or any continuous technology upgrades to the Combined Platform, will be governed by the terms and conditions of the Development Agreement including Section 3 thereof.

3.2

Beta Bionics Granted Licenses in Trademarks. Subject to the restrictions, limitations, reservations and conditions set forth in this Agreement, Beta Bionics hereby grants to DexCom a [***] nonexclusive [***] license [***] to use the Beta Bionics Trademarks solely to perform DexCom’s obligations and exercise DexCom’s rights under the Commercialization Plan, [***]. All goodwill arising from DexCom’s use of the Beta Bionics Trademarks pursuant to the license grant in this Section 3.2 shall inure to Beta Bionics.

3.3	DexCom Granted Licenses in Trademarks.

3.3.1 DexCom Granted Licenses under Specifications and Communication Protocol. Under DexCom’s Copyrights in the Specifications and/or the Communication Protocol, DexCom hereby grants Beta Bionics, subject to the terms and conditions in this Agreement and the Development Agreement (including Section 3.3 of the Development Agreement), a [***] nonexclusive [***] license [***] to use the Specifications and the Communication Protocol solely as necessary to perform Beta Bionics’ obligations under the Development Plan, the Commercialization Plan or otherwise under this Agreement. Section 3.2 of the Development Agreement shall no longer apply.

3.3.2 DexCom Granted Licenses in Trademarks. Subject to terms, conditions, restrictions and approval rights set forth in this Agreement, DexCom hereby grants to Beta Bionics a [***] nonexclusive [***] license [***] to use the DexCom Trademarks solely as necessary to perform Beta Bionics’ obligations and exercise Beta Bionics’ rights under the Commercialization Plan, [***]. All goodwill arising from Beta Bionics’ use of the DexCom Trademarks pursuant to the license grant in this Section 3.3.2 shall inure to DexCom.

3.4

Mutual Granted License in Copyrights. Subject to the terms, conditions, restrictions and approval rights set forth in this Agreement, each Party hereby grants to the other Party under such Party’s Copyright interests in the Co-Promotion Materials a [***] nonexclusive [***] license [***] to use, reproduce and distribute the Co-Promotion Materials solely to perform its obligations and exercise its rights under the Commercialization Plan.

3.5

Sublicenses. Any sublicense rights licensed under this Section 3 shall be subject to the following requirements: (i) each sublicensee must agree to be bound by terms and restrictions, including as to the protection of Confidential Information, at least as protective of the licensor of such rights as those contained in this Agreement, and (ii) any license rights may only be sublicensed for the purposes of and subject to any restrictions contained in this Agreement. Notwithstanding the foregoing, neither Party may grant a sublicense under rights licensed under this Section 3 to any person or entity [***]. For clarity, the foregoing covenant shall not be construed to affect the validity or enforceability of any sublicense granted before any such action, suit or proceeding is brought.

3.6

All Other Rights Retained. Except as expressly set forth in this Agreement, neither Party grants to the other Party any rights or license in or to any Intellectual Property Rights owned or controlled by such Party, whether by implication, estoppel, or otherwise.

3.7

No Representations Regarding Licenses. All rights granted under this Section 3 are granted “as is” with no representations or warranties made regarding the validity, utility or performance of any data or Intellectual Property Rights licensed hereunder.

4.	REGULATORY MATTERS

4.1

System Regulatory Responsibilities. Each Party will be responsible for obtaining and maintaining all Regulatory Approvals for its System necessary to commercialize the Combined Platform in the Agreed Markets, including (i) overseeing, monitoring, and coordinating all interactions with Regulatory Authorities; (ii) preparing, filing and maintaining all Regulatory Documentation; and (iii) maintaining all regulatory records as required by Applicable Law. In particular, (a) DexCom will be responsible for performing and leading all regulatory testing and related tasks, and for any Regulatory Documentation, associated with the DexCom System (including the DexCom CGM Smartphone App) and all necessary related translations, and (b) Beta Bionics will be responsible for performing and leading all regulatory testing and related tasks, and for any Regulatory Documentation, associated with the Beta Bionics System (including the DexCom CGM-Enabled Beta Bionics Device) and all necessary related translations.

4.2

Combined Platform Regulatory Responsibilities. Beta Bionics will be primarily responsible for obtaining and maintaining Regulatory Approval for the Beta Bionics System as part of the Combined Platform in the Agreed Markets. DexCom will be responsible for obtaining and maintaining Regulatory Approval for the DexCom System as part of the Combined Platform in the Agreed Markets. Each Party will provide reasonable cooperation to the other Party as may be required by the other Party for such other Party to obtain and maintain Regulatory Approvals in the Agreed Markets for use of the other Party’s System in the Agreed Markets in the Combined Platform as necessary to support commercialization thereof in the Agreed Markets, [***].

4.3

Clinical Studies. Beta Bionics shall provide to DexCom a copy of Beta Bionics’, or in the case of an investigator initiated study, such investigator’s, (proposed and final) protocols for any pre or post approval clinical study (including any Clinical Study) that involves any DexCom System and shall not conduct, nor permit, in the case of an investigator initiated study, such clinical study without DexCom’s written consent. Beta Bionics shall not sell, give, transfer, distribute or market any system that includes a DexCom System for use in clinical studies, without DexCom’s written consent. Beta Bionics shall keep DexCom reasonably informed of any such clinical studies conducted, supported or sponsored by Beta Bionics through regular updates, which updates shall address the nature, anticipated timing and progress with each such clinical study. Without limiting the foregoing, Beta Bionics shall provide DexCom with [***] Beta Bionics shall not use the DexCom System in [***]. In the event of publication arising from any such investigator initiated studies, the person or entity publishing shall furnish copies of any proposed publication or presentation to DexCom at least [***] before submission. During that time, DexCom shall have the right to review the material for its Confidential Information and use of its name. At DexCom’s request, the person or entity publishing shall delete DexCom’s Confidential Information and/or name from the proposed publication or presentation.

4.4

Regulatory Obligations and Expenses. In connection with obtaining or maintaining Regulatory Approvals and Pricing Approvals, interacting with Regulatory Authorities, filing or maintaining Regulatory Documentation, or maintaining regulatory records (in each case in relation to a Party’s System or the Combined Platform), unless required to comply with Applicable Laws or agreed by the Parties, in no instance shall either Party [***] For clarity, in the event Beta Bionics [***], Beta Bionics shall be responsible for [***].

5.	MANUFACTURING AND DISTRIBUTION

5.1

Manufacturing. Each Party shall be solely responsible, at its own cost, for manufacturing its System, or components thereof, in connection with commercialization of the Combined Platform. Each Party shall manufacture its System in accordance with any agreed upon specifications for the Combined Platform and all Applicable Laws.

5.2	Distribution.

5.2.1 General. Subject to the terms and conditions herein and the Commercialization Plan, each Party shall be responsible for the pricing, sale and distribution of its System or components thereof to Customers in the Agreed Markets in connection with commercialization of the Combined Platform. [***].

5.2.2 [***].

5.2.3 Ordering Process. As part of the Commercialization Plan, Beta Bionics and DexCom agree to establish a process whereby each Party will deliver its System or components thereof to Customers as near in time to the other Party’s delivery as is reasonably possible. As part of the Commercialization Plan, the Parties may also establish customer service satisfaction metrics, as agreed to by the Commercial Working Team, for maintaining a minimum level of customer service satisfaction and requirements for each Party to implement adjustments to its customer service practices should such metrics fall below the agreed upon threshold.

5.2.4 Combined Platform Sales Reporting. With effect from the First Commercial Launch, Beta Bionics shall provide to DexCom, within [***], a report summarizing the sales of the Beta Bionics System in the preceding [***] (the “Reporting Period”), which report shall include the following details: [***].

5.2.5 Labeling and Packaging. Subject to all Applicable Laws and the conditions of any applicable Regulatory Approval, [***]. Except as may be set forth in the Commercialization Plan, and subject to Section 6.3, each Party shall [***].

5.3	Reimbursement.

5.3.1 Managed Care Reimbursement. [***]. Each Party agrees that it shall not take any action, directly or indirectly, that adversely affects the pricing and/or Managed Care Reimbursement of the other Party’s System.

5.3.2 Combined Platform. [***]. In addition, the responsible employees and authorized consultants or agents of either Party shall not make any statement, or take any action with any governmental entity or payor, that could reasonably be expected to adversely affect the other Party’s coverage and/or reimbursement status for such Party’s products.

5.4	[***].

6.	MARKETING; BRAND POSITIONING

6.1

Marketing Plan. The Parties agree to collaborate in good faith to support the commercial launch and marketing of the Combined Platform in the Agreed Markets. In connection therewith, the Parties will include details in the Commercialization Plan setting forth each Party’s responsibilities in connection with launching and promoting the Combined Platform in the Agreed Markets, including details for the Parties to collaborate on an email campaign promoting the launch of the Combined Platform. The Commercialization Plan will also set forth the Parties’ joint promotion efforts to be undertaken with respect to the Combined Platform in the Agreed Markets, in accordance with Section 6.5, which joint efforts may include:

[***]

(ix) other aspects as jointly determined to be of benefit by the Parties.

6.2	Promotional Materials.

6.2.1 Co-Promotion Requirements. Each of the Parties shall prepare the Co-Promotion Materials in accordance with the Commercialization Plan and any content with respect to the other Party’s system included in such Co-Promotion Materials shall be in full accordance with this Agreement and all guidelines and instructions as such other Party may deliver to such Party from time to time in its sole discretion (collectively, the “Co-Promotion Requirements”), with oversight by the Commercialization Working Group. Each Party will promptly notify the other Party and take all necessary corrective action in the event such Party learns that any of the Co-Promotions Materials prepared or used by or on behalf of such Party does not comply with the Co-Promotion Requirements. Each Party shall have the right to request, in writing, an audit of the Co-Promotion Materials prepared or used by or on behalf of the other Party in the [***] preceding such written request. Upon the other Party’s receipt of such written request, such Party shall provide copies of all such Co-Promotion Materials to such other Party within [***] of such written request. If a Party identifies any Co-Promotion Material(s) of the other Party that do not comply with the Co-Promotion Requirements, such Party shall notify such other Party, and such other Party shall promptly take all necessary corrective actions to modify or replace such Co-Promotion Materials to be in compliance with such Co-Promotion Requirements. Notwithstanding anything to the contrary (including anything contained in the Co-Promotion Requirements), Co-Promotion Materials will not contain Product Claims unless such claims (a) have been approved by the Commercialization Working Group, (b) conform to DexCom claims and information as to the DexCom System and to Beta Bionics claims and information as to the Beta Bionics System, and (c) conform to all Applicable Law and Regulatory Approval requirements.

6.2.2 Other Materials. Except as provided in Section 6.2.1 with respect to Co-Promotion Materials, prior to a Party’s usage of the other Party’s Trademarks in connection with the marketing of its System, the Party that has created such materials shall submit them to the other Party for review and written approval, which may be given or withheld in the other Party’s sole discretion. Each Party shall conduct its review of any materials submitted to it pursuant to this Section 6.2.2 within [***] of receipt. If such approval is given, the Party that has created such materials may use them solely in the manner that has been approved, until such time as it receives a written notice from the other Party stating that such use must stop or be modified.

6.3

Branding. Without limiting Section 6.5, and subject to all Applicable Laws and the conditions of any applicable Regulatory Approval, Beta Bionics agrees, with respect to any Beta Bionics System that works with a DexCom System, that: [***].

6.4

Training. The Parties shall, in accordance with the Commercialization Plan, collaborate in good faith to continually update and provide Co-Promotion Materials for training the Parties’ respective Sales Teams with respect to promoting the Combined Platform in the Agreed Markets in compliance with Applicable Law. In connection therewith, each Party agrees to reasonably make its relevant Sales Team available for training from time to time.

6.5	Equal Opportunities. Without limiting the foregoing (including Sections 2.2 and 6.3):

6.5.1 Equal Marketing Opportunities. To the extent Beta Bionics intends to engage in any promotional or marketing (or co-promotional or co-marketing) activities in or with respect to any Agreed Market (i) endorsing or otherwise supporting any Third Party CGM products or services, or (ii) with any Third Party CGM providers or other collaboration partners, then in each case (i) and (ii), Beta Bionics shall [***].

6.5.2	[***].

7.	COMPLIANCE WITH LAWS

7.1

General. Each of DexCom and Beta Bionics shall perform and shall procure that their respective Affiliates and its and their agents perform, their obligations under this Agreement in accordance with Applicable Law. Neither Party nor any of its Affiliates shall, or shall be required to, undertake any activity pursuant to this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Law or any of its internal policies and procedures.

7.2

Transparency Reporting. Each Party will comply with Applicable Law relating to the tracking and reporting of payments and transfers of value provided to health care professionals, health care organizations, and other relevant individuals and entities, including, to the extent applicable, the Physician Payments Sunshine Act (Section 6002 of the Patient Protection and Affordable Care Act) (collectively, “Transparency Laws”). Each Party agrees to cooperate with the other in good faith to provide to the other Party with all information necessary for such Party to comply with any Transparency Laws.

7.3

Privacy Laws. Each Party agrees to collect, process and store Personal Data in its System in strict compliance with Privacy Laws. Without limiting the generality of the foregoing, each Party agrees to: (i) obtain and store all authorizations and/or lawful bases necessary to process and share Personal Data (identified and de-identified) in connection with the Combined Platform, (ii) timely enter into legally required agreements with Third Parties regarding the processing of Personal Data (e.g., “Business Associate” agreements as defined by HIPAA); (iii) implement and maintain appropriate organizational and technical security measures to protect Personal Data; (iv) only transfer Personal Data from any jurisdiction to any other jurisdiction (the European Economic Area constituting a single jurisdiction for this purpose), pursuant to an appropriate data transfer agreement or other mechanism appropriate to comply with Applicable Law; (v) provide Customers with a mechanism to withdraw their consent for or otherwise object to/opt-out of processing for Personal Data that it controls or possesses.

7.4

Reporting of Compliance Violations; Written Certification. Each of the Parties shall report to the other Party hereto at the name and address listed in Section 17.9 of this Agreement, any violations of the compliance obligations set forth in this Section 7 and shall, upon written request, provide a written certification to the other Party of compliance with such laws, regulations and company policies as set forth in this Section 7.

8.	DATA RIGHTS

8.1	Data Protection.

8.1.1 Where DexCom processes Personal Data under this Agreement, it is processing such Personal Data for its own purposes (including the transfer of the Personal Data to Beta Bionics for DexCom’s commercial purposes), and so DexCom is acting as the data controller, covered entity or equivalent applicable term (as defined in the Privacy Laws) (in each case, a “Controller”). Furthermore, the recipient Party becomes the data controller of all Personal Data transferred to such recipient Party by the other Party hereunder upon the receipt by such recipient Party of such Personal Data from such other Party. The Parties acknowledge and agree that each is a separate Controller with respect to such separate data processing purposes and nothing in this Agreement shall be interpreted as any of the Parties acting as a data processor or joint controllers (as defined in the Privacy Laws) to the other Party.

8.1.2 The Parties hereby agree and acknowledge that with respect to Data and the Combined Platform:

(i) Any and all Data shared between the Parties shall be shared in compliance with the requirements outlined in this Agreement (including this Section 8).

(ii) Each Party represents and warrants that all Data has been collected, transferred, stored and/or otherwise processed in accordance with all Privacy Laws. Each Party shall comply with all Privacy Laws when collecting, transferring, storing and/or otherwise processing Personal Data in connection with this Agreement.

(iii) With respect to the Data, each Party shall maintain a documented, reasonably comprehensive, written information security program that complies with and addresses all Privacy Laws.

(iv) Each Party, when required under Privacy Laws or as agreed upon in writing by the Parties, shall obtain any and all necessary consents and authorizations, or permitted waivers of the same (collectively referred to as “Consent”), and take any other actions, required by Privacy Laws or as agreed upon in writing by the Parties, prior to disclosing any Data to the other Party.

(v) Each Party is responsible for ensuring that the sharing and transferring of Data to the receiving Party is in compliance with the Privacy Laws which apply to the Party transferring the Data.

(vi) Each Party, where applicable and when required under Privacy Laws or as agreed upon in writing by the Parties, shall ensure an appropriate process is established to verify that Consent has been collected for each data set before any transfer of Data hereunder to a receiving Party and to ensure that any transfer of Data from the transferring Party to the receiving Party, when necessary and/or requested by the receiving Party, includes documentation that Consent has been provided, i.e., by sharing the consent information. As the applicable Consent may be updated and/or changed over time, the consent information established and shared between the Parties shall include information making it possible to determine, which version of the Consent has been provided for each data set. For clarity, the terms and conditions of this Agreement (including this Section 8) shall govern and control to the extent this Agreement is more restrictive than any applicable Consent (a) obtained by Beta Bionics with respect to Beta Bionics’ use of the DexCom [***] Data; and/or (b) obtained by DexCom with respect to DexCom’s use of the Beta Bionics [***] Data.

(vii) Each Party shall provide, in a timely manner all necessary and reasonable co-operation and assistance to the other Party (i) to enable it to comply and respond to a request, query or complaint from a user of the Combined Platform in relation to their Personal Data; and (ii) to enable it to comply with and respond to such a request or documentation of compliance with Privacy Laws by any Regulatory Authority, in connection with any investigations, audits or inquiries made by a Regulatory Authority.

(viii) The Parties shall reasonably cooperate with respect to data subject requests, including undertaking the following commitments: (1) DexCom shall notify Beta Bionics of and assist Beta Bionics in complying with data subject requests received by DexCom relating to Beta Bionics’ processing of Personal Data and (2) Beta Bionics shall notify DexCom of and assist DexCom in complying with data subject requests received by Beta Bionics relating to DexCom’s processing of Personal Data.

(ix) Each Party acknowledges that Privacy Laws may require the Parties to enter into additional agreements or undertakings, including international data transfer agreements, in the event of certain cross-border transfers of Personal Data. Each Party agrees to enter into all such other necessary agreements or undertake any other necessary measures to effectuate a legally valid method of data sharing pursuant to this Section 8.

(x) Each Party represents and warrants to the other Party that they will use adequate safeguards designed to ensure that the Data, when transferred to the other Party, shall not contain any virus, Trojan horse, worm, backdoor, time bomb, drop dead device, or other malicious software.

(xi) Each Party will identify a contact point within such Party that is authorized to respond to inquiries concerning processing of the Data, and will cooperate in good faith with the other Party, the data subject and any Regulatory Authority concerning all inquiries within a reasonable time; and that it will respond in a reasonable time and to the extent reasonably possible to any inquiries from any Regulatory Authority or data subject. The Parties agree to mutually cooperate for the purpose of carrying out any data protection impact assessment in relation to the processing and data sharing covered by this Agreement (including this Section 8).

8.2

Data Sharing. The Parties acknowledge and agree that nothing in this Agreement is intended to limit (a) DexCom’s rights to collect, use, transfer and/or otherwise process DexCom [***] Data or any other [***] Data generated by any DexCom product in connection with the performance of the activities contemplated under the Development Agreement; or (b) Beta Bionics’ rights to collect, use, transfer and/or otherwise process Beta Bionics [***] Data. Such rights shall be determined solely by Applicable Laws and the applicable Party’s terms, conditions, agreements and privacy notices governing the use of such Party’s System.

8.3	Data Security.

8.3.1 Data Security. Each Party shall implement administrative, technical, physical and organizational data security measures and controls designed to protect the Data received from the other Party with at least the same degree of care as protecting its own user data and confidential information, but no less than reasonable care, and specifically including measures and controls designed to protect Personal Data collected, transmitted, stored or otherwise processed in connection with this Agreement against accidental or unlawful destruction, loss, alteration, and unauthorized disclosure or access, and as required by Privacy Laws.

8.3.2 Security Incidents. Upon becoming aware of a Security Incident, each Party (“Notifying Party”) agrees to provide written notice to the other Party without undue delay. The Notifying Party shall be solely responsible for remediating the Security Incident, including the provision of any legally required notice to affected individuals and (without limiting Section 4.2) any Regulatory Authority required under Data Protection Laws. Notwithstanding the foregoing, if a Security Incident affects both Parties, the Parties agree to coordinate with respect to any communications or notifications that are sent to government authorities and/or data subjects regarding such Security Incident. The Notifying Party agrees to provide the other Party with such information as may be reasonably requested by such other Party with respect to the Security Incident, and any investigation, corrective action, and remediation process, in each case, as it relates to such other Party’s Data and the Combined Platform and to consider in good faith any comments provided by such other Party with respect thereto. For purposes of this Section 8.3.2, “Security Incident” means any actual (a) unauthorized access to, acquisition of, transmission, or use of Personal Data; (b) unauthorized or accidental loss, alteration, disclosure, or destruction of Personal Data; (c) compromise, intrusion, interference with, or unauthorized access to networks, systems, databases, servers, or electronic or other media on which Personal Data is processed or from which Personal Data may be accessed, including those of an agent or subcontractor.

8.4	Data Use and Disclosure.

8.4.1 Beta Bionics or DexCom may, upon request of a user of the Combined Platform and subject to Privacy Laws, export Beta Bionics [***] Data for that user to the user’s HCP, caregivers, and/or clinical investigators.

8.4.2 Beta Bionics may not, unless required under Privacy Laws, transfer any DexCom [***] Data to [***].

8.4.3 DexCom may not, unless required under Privacy Laws, transfer any Beta Bionics [***] Data, to [***].

8.4.4 License to DexCom.

(i) Subject to DexCom’s compliance with the terms and conditions of this Agreement (including this Section 8), Beta Bionics hereby grants to DexCom a [***] nonexclusive [***] license to use the Beta Bionics [***] Data [***] to use the Beta Bionics [***] Data to support and develop the DexCom System (including for use in the Combined Platform) and DexCom and its Affiliates’ products and services [***].

(ii) Subject to the foregoing Section 8.4.4(i), to the extent Beta Bionics [***] Data is used by or on behalf of DexCom to develop any improvements or enhancements to any DexCom Sensor (such improvements and enhancements developed using such Beta Bionics [***] Data, the “CGM Improvements”), (i) [***].

(iii) Notwithstanding anything to the contrary, DexCom shall not [***].

8.4.5 License to Beta Bionics.

(i) Subject to the terms and conditions of this Agreement (including this Section 8), DexCom hereby grants to Beta Bionics a [***] nonexclusive [***] license to use the DexCom [***] Data [***] to use the DexCom [***] Data to support and develop the Beta Bionics System. [***].

(ii) Subject to the foregoing Section 8.4.5(i), to the extent [***].

(iii) Notwithstanding anything to the contrary, Beta Bionics shall not [***].

(iv) No Access to Raw Data. Beta Bionics shall not access, or attempt to access, any Raw Data.

(v) [***].

8.4.6 Publication of Data. DexCom, with respect to the Beta Bionics [***] Data, and Beta Bionics, with respect to the DexCom [***] Data, may not publish (including posters, abstracts, clinical studies or podium presentations) such Data or cite the other Party as the source of such Data in research or materials intended for external audiences without such other Party’s [***]. If the Parties agree to such a publication, the publishing Party shall furnish copies of any proposed publication or presentation to the other Party at least [***] before submission. During that time, the reviewing Party shall have the right to review the material for its Confidential Information and use of its name. At the reviewing Party’s request, the publishing Party shall delete the reviewing Party’s Confidential Information and/or name from the proposed publication or presentation. For clarity, all marketing activities and materials with respect to the Combined Platform shall meet the requirements of this Agreement. Without limiting the foregoing, with respect to any publication by Beta Bionics that uses or is based upon DexCom [***] Data, including with respect to any clinical study, including any investigator initiated study, that involved the use of any DexCom product, such publication must reference DexCom in the publication’s title and abstract and prominently reference DexCom and acknowledge the use of the DexCom product and the DexCom [***] Data [***].

9. QUALITY AGREEMENT. The Quality Agreement is hereby incorporated into this Agreement. In the event of any conflict between this Agreement and the Quality Agreement, the terms of this Agreement shall prevail, except for specific quality-related issues, for which the Quality Agreement shall prevail.

10.	CUSTOMER SERVICE; SUPPLY.

10.1	Responsibility. Each Party shall be solely responsible, at its own cost, for providing customer service support to Customers of its System or any component thereof.

10.2

Coordination. The Parties shall jointly review and update the system used to evaluate, triage, and transfer customer support calls (or other methods of inquiry) relating to the Combined Platform to the appropriate Party, as outlined in the Quality Agreement. The heads of each Party’s customer service team will meet to agree on such system and test it prior to First Commercial Launch.

10.3

Supply. Each Party shall, in accordance with the Commercialization Plan, collaborate in good faith [***] For clarity, any samples may only be used for the specific purpose designated by the providing Party (for example, no such samples may be used in any clinical trial without the providing Party’s prior written consent).

11.	LIFECYCLE MANAGEMENT

11.1

Improvements and Technology Upgrades. During the Term, the Parties will collaborate on the (i) on-going development, maintenance, and support of the Combined Platform, and (ii) continuous improvement and technology upgrades for the Combined Platform or any component thereof. Upon request by DexCom, Beta Bionics will [***].

11.2	Version Support.

11.2.1 Each Party agrees to keep the other reasonably informed, through the Development Working Team and/or the Joint Steering Committee, of any new product pipelines and advancements, obsolescence and discontinuation plans for its System or any component thereof.

11.2.2 Beginning on [***], Beta Bionics agrees for the Term to use [***] to provide and support development of the Combined Platform with respect to any Minor Release or Major Release of its System or component thereof, which development activities will be conducted under, and pursuant to, the terms and conditions of the Development Agreement. The Parties acknowledge and agree that they intend that Beta Bionics will commercially launch a Combined Platform that works with the forthcoming G7 DexCom System. [***].

11.2.3 Beginning on [***] each Party shall provide the other Party with at least [***] advance written notice with respect to a Major Release for any component of its System that would result in discontinuation or end-of-life of the current version of such component. Any such notice shall be treated as the releasing Party’s Confidential Information until the releasing Party publicly announces that it is discontinuing its support of its then current System (or component thereof).

11.3

DexCom Discontinuation. DexCom may, in its sole discretion, (i) discontinue its support of the then current DexCom System at any time commencing [***] and (ii) discontinue its support of features of its System that are fixed or altered in connection with any Minor Release for the DexCom System or any component thereof at any time commencing [***]. For clarity, Dexcom will have no obligation to support the G6 DexCom System for use with the Combined Platform after [***].

12.	REPRESENTATIONS, WARRANTIES AND COVENANTS

12.1	Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party that as of the Effective Date:

12.1.1 it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation;

12.1.2 it is duly authorized to execute and deliver this Agreement, the person or persons executing this Agreement on its behalf have been duly authorized to do so by all requisite corporate action, and this Agreement is legally binding upon it and enforceable in accordance with its terms;

12.1.3 it has full corporate right, power and authority to perform its respective obligations under this Agreement, including the right to grant the rights and licenses granted to the other Party hereunder;

12.1.4 it will obtain and maintain all licenses, permits and other authorizations necessary to perform its obligations hereunder, and will fully cooperate in obtaining and maintaining any approvals from Regulatory Authorities necessary to implement this Agreement;

12.1.5 it will perform its obligations hereunder in compliance with all Applicable Law, and it has in place a compliance program and internal policies and procedures for its employees and agents to comply with Applicable Law (including Anti-Corruption Law and Privacy Law) as contemplated by Section 7, including training on such policies and procedures and reporting obligations for non-compliance; and

12.1.6 as of the Effective Date of this Agreement, neither it nor its Representatives performing under this Agreement are an Ineligible Person. During the Term of this Agreement, each Party agrees to immediately disclose in writing to the other Party: (i) any debarment, exclusion or other event that makes such Party or any such Representative, an Ineligible Person; or (ii) if such Party or any such Representative is charged with a criminal offense related to any federal health care program, or is proposed for exclusion from the provision of health care items or services. Each Party hereto shall immediately notify the other Party hereto of any threatened, proposed or actual exclusion or debarment of such Party or any of its Representatives performing under this Agreement of which it becomes aware. In the event any Party performing under this Agreement becomes an Ineligible Person, this Agreement shall, as of the effective date of such Party becoming an Ineligible Person, automatically terminate. In the event any such Representative of a Party becomes an Ineligible Person during the Term of this Agreement, such Representative shall immediately cease performing under this Agreement, and the other Party shall have the option of immediately terminating this Agreement.

12.2

Representations and Warranties of Beta Bionics. Beta Bionics represents, warrants and covenants to DexCom that Beta Bionics shall not use or display any DexCom [***] Data in any manner that: (a) is not consistent with the then-current Regulatory Approval for the applicable DexCom System or any Applicable Law, (b) is not consistent with this Agreement, or that is misleading or inaccurate or otherwise may cause any risk to the health, safety or general wellbeing of any Combined Platform user or any other product or service of DexCom, or (c) is not consistent with any notice or disclosure provided by Beta Bionics to a Combined Platform user, or any authorization granted to Beta Bionics by a Combined Platform user, or that requires any authorization not obtained by Beta Bionics.

12.3

Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 12, EACH OF BETA BIONICS AND DEXCOM MAKES NO REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT, AND EXPRESSLY DISCLAIMS ALL WARRANTIES EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY AND NON-INFRINGEMENT. THE [***] ARE MADE AVAILABLE BY DEXCOM “AS-IS”. BETA BIONICS EXPRESSLY AGREES THAT ANY USE OF THE [***] AND THE BETA BIONICS SYSTEM IS AT BETA BIONICS’ SOLE RISK. WITHOUT LIMITING THE FOREGOING, DEXCOM DOES NOT WARRANT THE AVAILABILITY OF THE [***] OR THAT ANY OF THEM WILL BE UNINTERRUPTED, TIMELY, SECURE, OR ERROR-FREE OR THAT ANY ERRORS WILL BE CORRECTED.

12.4

Insurance. During the Term and for a period of [***] thereafter, Beta Bionics will obtain and maintain in full force and effect, at Beta Bionics’ cost, the following insurance coverage [***]. Promptly upon DexCom’s request, Beta Bionics will provide DexCom with current certificates of insurance evidencing that Beta Bionics has coverage meeting the requirements set forth herein. Beta Bionics will provide DexCom with [***] prior written notice of termination or reduction in coverage.

13.	CONFIDENTIALITY

13.1

Confidential Information. Except as expressly provided in this Agreement, during the Term and for [***] thereafter, any Party (including its Affiliates and Representatives) receiving Confidential Information, as defined below (the “Receiving Party”), will not publish or otherwise disclose and will not use such Confidential Information for any purpose other than carrying out Receiving Party’s obligations under this Agreement and exercising the Receiving Party’s rights under this Agreement. For purposes of this Agreement, “Confidential Information” means any information furnished by a Party (including its Affiliates and Representatives) (the “Disclosing Party”) pursuant to this Agreement, which is confidential or proprietary to the Disclosing Party, including, without limitation, this existence and content of this Agreement and all schedules and exhibits hereto, but excluding Personal Data. Notwithstanding the foregoing, Confidential Information will not include information that, in each case as demonstrated by the Receiving Party with reliable written documentation:

(i) was already known to the Receiving Party, other than under an obligation of confidentiality owed to the Disclosing Party, at the time of disclosure;

(ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(iii) became generally available to the public or otherwise part of the public domain after its disclosure hereunder and other than through any act or omission of the Receiving Party in breach of this Agreement or the Development Agreement; or

(iv) was subsequently lawfully disclosed to the Receiving Party by a person without breaching a duty of confidentiality or developed by the Receiving Party without use of, reliance on, or reference to any information or materials disclosed by the Disclosing Party.

13.2

Permitted Disclosures. Notwithstanding Section 13.1, a Receiving Party may use or disclose Confidential Information solely to the extent such use or disclosure is reasonably necessary in complying with an order of a court of law, prosecuting or defending litigation, complying with applicable governmental regulations, filing and prosecuting patent applications owned by the Receiving Party, submitting information to tax or other governmental authorities, or conducting clinical trials; provided that if a Receiving Party is required to make any such disclosure of Confidential Information, it will give the other Party [***] of the disclosure, and use its reasonable efforts to secure confidential treatment of the information prior to its disclosure (whether through protective orders or otherwise).

13.3

Return of Confidential Information. Within [***] after the effective date of any termination of this Agreement, each Party will return to the other Party (where practicable), or at the Receiving Party’s option, destroy and provide written certification of the destruction of, all tangible materials that contain the Disclosing Party’s Confidential Information, except to the extent that retention of such Confidential Information is reasonably necessary for the Receiving Party to exploit any continuing rights it may have and/or to fulfill its obligations contemplated herein, including its obligations of non-disclosure and non-use hereunder. The return and/or destruction of such Confidential Information as provided above shall not relieve the Receiving Party of its obligations under this Agreement. This Section 13.3 shall not apply to copies of electronically exchanged Confidential Information made as a matter of routine information technology backup and to Confidential Information or copies thereof which must be stored by the Receiving Party according to provisions of Applicable Law or the Receiving Party’s internal policies and procedures.

13.4

Confidentiality Terms; Confidentiality of Agreement; No Press Release. Except as explicitly permitted under this Agreement and to the extent required to comply with Applicable Law, neither Party will make any disclosure to any Third Party (other than on a confidential basis to its Representatives, or existing or potential investors), and no press release will issue, relating to the existence of this Agreement, any term hereof, or any transaction contemplated herein unless required in the normal course of business and under Applicable Law. Where a press release or other public disclosure is so required, or where the Parties have otherwise mutually agreed to the issuance of a press release or other public disclosure, no Party shall issue a press release or make such public disclosure, without first giving the other Party reasonable opportunity to review and approve the proposed public disclosure or press release.

13.5

Records. At its own expense, each Party will create and maintain and provide access to upon reasonable request all records that relate to this Agreement and to a Party’s performance under this Agreement (i) to the extent required by this Agreement and Applicable Laws, (ii) sufficient to demonstrate the accuracy of reports submitted to either Party under this Agreement; and (iii) sufficient to enable a Party to comply with Applicable Laws and other legal obligations, to the extent that such Party has or reasonably should have knowledge of those Applicable Laws and other legal obligations. Each of the Parties will maintain all such records for [***].

13.6

Personal Data; DexCom [***] Data and Beta Bionics [***] Data. To the extent any Personal Data, DexCom [***] Data and/or Beta Bionics [***] Data is collected, received or shared by a Party or its Affiliates with or from the other Party or its Affiliates in connection with activities contemplated by this Agreement or the Development Agreement, the use of such data shall be governed solely by Section 8 of this Agreement.

14.	INDEMNIFICATION AND DEFENSE OF INFRINGEMENT

14.1

DexCom will defend and indemnify Beta Bionics, its Affiliates, and each of its directors, officers, employees, agents, successors and assigns (collectively, “Beta Bionics Indemnities”), against all Third Party claims, suits and proceedings, and will hold the Beta Bionics Indemnitees harmless against all judgments, settlements, costs, liabilities and expenses (including reasonable attorneys’ fees and litigation costs) (collectively, “Losses”) payable to Third Parties in connection with such claims, suits and proceedings, to the extent arising from or occurring as a result of: [***].

14.2

Beta Bionics will defend and indemnify DexCom, its Affiliates, and each of its directors, officers, employees, agents, successors and assigns (collectively, “DexCom Indemnitees”), against all Third Party claims, suits and proceedings, and will hold the DexCom Indemnitees harmless against all Losses payable to Third Parties in connection with such claims, suits and proceedings, to the extent arising from or occurring as a result of: [***].

14.3

If the activities of the Parties under this Agreement result in a claim, suit or proceeding in which DexCom and Beta Bionics are both entitled to indemnification by the other Party pursuant to Sections 14.1 and 14.2, then the Parties will discuss in good faith their cooperation in connection with such matter, and shall discuss in good faith an equitable allocation of each Party’s indemnification obligations under this Section 14.

14.4

If the activities of the Parties under this Agreement result in a Third Party claim, suit, allegation, action or proceeding against Beta Bionics or DexCom alleging infringement of a claim of a patent or alleges infringement or misappropriation of some other Intellectual Property Right of such Third Party and (i) neither DexCom nor Beta Bionics is or (ii) both DexCom and Beta Bionics are (or would be if the Third Party claim, suit, allegation, action or proceeding was taken against both Parties), entitled to indemnification pursuant to Sections 14.1 and 14.2 (a “Combined Platform Infringement Action”), such Party will promptly notify the other Party in writing. The Parties agree that in connection with a Combined Platform Infringement Action, they will [***] The Parties will [***].

14.5	At either Party’s request, the Parties shall promptly enter into a common-interest agreement to protect any available attorney-client privileges and the like, on reasonable and customary terms.

14.6

Any Party seeking indemnification hereunder (the “Indemnitee”) will promptly notify the indemnifying Party (the “Indemnitor”) of any claim, loss, or expense likely to lead to a claim for indemnification, along with all material related information. The Indemnitor will have the right to [***]. The Indemnitee may not enter into any settlement of any such claim without the prior written consent of Indemnitor. The Indemnitee will reasonably cooperate with the Indemnitor in the defense of any such claim. The Indemnitee may hire its own counsel, at its own expense, to monitor the defense. In addition, the Indemnitee may elect to assume control of the defense of such claim, in which case the Indemnitor will have no obligation to indemnify (unless such assumption was due to the Indemnitor’s failure to faithfully discharge its obligations under this Section 14) or further defend the Indemnitee with respect to such claim.

14.7	Notwithstanding the foregoing, an Indemnitor under this Section 14 has no obligation for any Losses to the extent resulting from [***].

14.8

In the event of any actual or alleged infringement or misappropriation of any Third Party Intellectual Property Rights by the Beta Bionics System ([***]), (a) Beta Bionics shall have the right to modify the Beta Bionics System [***] to render such Beta Bionics System non-infringing or to be no longer misappropriating such Third Party Intellectual Property Rights and (b) if Beta Bionics cannot reasonably modify the Beta Bionics System to be non-infringing or to no longer be misappropriating such Third Party Intellectual Property Rights, Beta Bionics shall have the right to terminate this Agreement upon [***] written notice to DexCom.

14.9

In the event of any actual or alleged infringement or misappropriation of any Third Party Intellectual Property Rights by the DexCom System ([***]), (a) DexCom shall have the right to modify the DexCom System ([***]) to render such DexCom System non-infringing or to be no longer misappropriating such Third Party Intellectual Property Rights and (b) if DexCom cannot reasonably modify the DexCom System to be non-infringing or to no longer be misappropriating such Third Party Intellectual Property Rights, DexCom shall have the right to terminate this Agreement upon [***] written notice to Beta Bionics.

14.10

In the event that either Party is entitled to indemnification of any Third Party claim, suit or proceeding under both (a) this Agreement, and (b) the Development Agreement, then such Party shall only be entitled to seek indemnification for such claim, suit or proceeding (and only entitled to recover for a particular Loss) one time under either this Agreement or the Development Agreement and in no event shall such Party be permitted to seek indemnification for such claim, suit or proceeding (or recover for any particular Loss) under both this Agreement and the Development Agreement.

15.	TERM AND TERMINATION

15.1

Term. The initial term of this Agreement will commence on the Effective Date and will continue for a period of three (3) years from date of First Commercial Launch of any Combined Platform (the “Initial Term”), unless terminated earlier pursuant to the other provisions of this Section 15. Following the Initial Term, this Agreement shall automatically renew for successive one (1) year periods (the Initial Term and any renewal terms, collectively, the “Term”), unless either Party delivers to the other Party a termination notice [***] before the expiration of the Initial Term or the then-current renewal term.

15.2

Termination for Material Breach. Either Party shall be entitled to terminate this Agreement upon [***] prior written notice to the other Party (the “Breaching Party”) if the Breaching Party materially breaches any material term of this Agreement and, if such breach is curable within such [***], fails to cure such breach within such period. In the event of termination under this Section 15.2:

15.2.1 the Breaching Party shall, at the other Party’s option, continue to support all current and new Customers on the version of its System used in the Combined Platform as of the effective date of termination under this Section 15.2 for [***] following such effective date of termination; and

15.2.2 this Agreement will terminate except that the license grants in Sections 3.2, 3.3 and 3.4 shall continue solely to the extent necessary for the Parties to comply with their obligations in Section 15.2.1.

15.2.3 Notwithstanding the foregoing, if the Breaching Party in good faith disputes such material breach or the failure to cure such material breach, then such Breaching Party shall provide the other Party written notice of that dispute putting forward in reasonable detail the rationale for disputing the alleged breach or failure to cure. In such event, the Parties shall promptly undertake good faith efforts to resolve such dispute, in which case, such termination shall not be effective until [***] after the resolution as to whether such material breach has occurred (and, if it is determined that there was a material breach that remains uncured at the expiration of such [***] period); provided, that, during the pendency of any such dispute resolution the Parties shall continue performing their respective obligations, and exercising their respective rights, under this Agreement. The Parties hereby agree to take such steps as may be reasonably necessary to complete such dispute resolution as expeditiously as possible given the circumstances.

15.3

Termination for Change of Control. Beta Bionics shall notify Dexcom in writing within the later of [***] after or as soon as permitted under Applicable Laws after undergoing a Change of Control. If Beta Bionics undergoes a Change of Control [***], then any time within [***] following receipt of a notice pursuant to this Section 15.3, Dexcom shall have the right (but not the obligation) to terminate this Agreement effective [***]. For clarity, (a) the foregoing shall apply regardless of the number of times Beta Bionics undergoes a Change of Control [***] (e.g., if Beta Bionics undergoes a Change of Control [***] twice during the Term, and Dexcom declines to terminate pursuant to this Section 15.3 the first time, Dexcom will still have the right to terminate pursuant to this Section 15.3 on the second Change of Control event); and (b) in the event Beta Bionics undergoes a Change of Control [***], notwithstanding such Change of Control, [***].

15.4	[***]. If a Party [***].

15.5

Termination for Insolvency. Each Party may terminate this Agreement by notice in writing to the other Party if the other Party (i) becomes insolvent or admits inability to pay its debts generally as they become due; (ii) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within [***] or is not dismissed or vacated within [***] after filing; (iii) is dissolved or liquidated or takes any corporate action for such purpose; (iv) makes a general assignment for the benefit of creditors; or (v) has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

15.6	Effect of Termination.

15.6.1 General. In the case of expiration or termination of this Agreement, all rights and obligations of the Parties shall cease [***], unless otherwise indicated in this Agreement.

15.6.2 Accrued Rights and Obligations. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accrued prior to such expiration or termination, nor shall expiration or any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement nor prejudice any Party’s right to obtain performance of any obligation.

15.6.3 Post-Termination Support. Upon any expiration or termination of this Agreement, the Parties will (i) ensure continued provision of support services to the then-current Customers for the applicable System, as set forth in the then-current warranty terms covering such System (or such longer period as may be required under Applicable Laws) and (ii) agree upon a commercially reasonable plan to effect the orderly wind-down of the activities contemplated under this Agreement with respect to the Combined Platform; provided that in no event shall such winddown activities under clause (ii) continue for more than [***] after termination (or such longer period as may be required under Applicable Laws). Subject to the requirements of any Applicable Laws, any continuation of support for the Combined Platform by DexCom after such time shall be at [***]. The license grants set forth in Sections 3.2, 3.3, and 3.4 of this Agreement shall continue for the length of the wind-down, provided that upon any expiration or termination of this Agreement, all such license grants will immediately and automatically be limited to the extent necessary to support the units of the Combined Platform for such then-current Customers.

15.6.4 Survival. In the event of any expiration or termination of this Agreement, Sections 1, 3.1, 3.6, 3.7, 4.3, 7, 8, and 12-17 (other than the last sentence of Section 17.2.1) will survive such expiration or termination, provided that, in the event any Section identified above expressly sets forth a limited period of time with respect to the duration or survival of such right or obligation beyond the expiration or termination of this Agreement, then such right or obligation shall survive only for such expressly identified period of time.

16. LIMITATION OF LIABILITY. OTHER THAN WITH RESPECT TO ANY BREACH OF AN OBLIGATION OF CONFIDENTIALITY UNDER SECTION 13 OR MISSAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER ENTITY FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS, OR ANY SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE. THESE LIMITATIONS ARE WITHOUT PREJUDICE TO THE PARTIES’ INDEMNIFICATION OBLIGATIONS UNDER SECTION 14 AND SHALL APPLY WHETHER OR NOT THE BREACHING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN. IF EITHER PARTY TERMINATES THIS AGREEMENT IN ACCORDANCE WITH ANY OF ITS PROVISIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER, BECAUSE OF SUCH TERMINATION, FOR COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES OR ON ACCOUNT OF EXPENDITURES, INVENTORY, INVESTMENTS, LEASES OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL OF BETA BIONICS OR DEXCOM.

17.	MISCELLANEOUS

17.1	Non-Disparagement; Comparative Statements.

17.1.1 Neither Party shall disparage the other Party’s System (or any component thereof or services related thereto) or engage in any unfair, misleading or deceptive practices regarding the other Party’s System (or any component thereof or services related thereto).

17.1.2 No Party shall make any public statement [***].

17.2	Third Party Products; KOL Relationships.

17.2.1 During the Term and for a period of [***] after termination in the event of (i) a Change of Control or (ii) election by Beta Bionics to terminate this Agreement pursuant to Section 15.1, Beta Bionics shall not [***]. Notwithstanding the foregoing, but without limiting Section 2.2, Beta Bionics may engage in development and commercialization activities, including research and development activities, marketing and educational activities, with Third Parties for which Beta Bionics may receive a monetary or other consideration, as long as such activities are general in nature and not specifically targeting at the replacement of DexCom’s device with that of a Third Party. DexCom shall not [***].

17.2.2 [***].

17.3

Audit. During the Term and for [***] thereafter, Beta Bionics agrees to permit DexCom or its designee, upon reasonable advance notice, during regular business hours and not more often than [***], to inspect and examine Beta Bionics’ facilities, policies, procedures, plans, and other records and documentation as reasonably necessary to verify Beta Bionics’ compliance with this Agreement.

17.4

No Exclusivity. Beta Bionics recognizes that DexCom may be engaged in the research, development, marketing or commercialization of products and services that are similar to those of Beta Bionics, which products and services may be competitive with those of Beta Bionics (including through collaborations with Beta Bionics’ Direct Competitors). Without limiting DexCom’s obligations under this Agreement with respect to Beta Bionics’ Confidential Information, nothing in this Agreement is to be construed to prevent DexCom from engaging in such activities.

17.5

Subcontractors. Either Party may subcontract the performance of its obligations under this Agreement to an Affiliate or Third Party, provided that such subcontractor is bound by terms and conditions consistent with this Agreement, including restrictions with respect to the protection and use of Confidential Information which are no less stringent than those set forth in this Agreement, and each Party shall be fully responsible for the performance of its subcontractors.

17.6

Force Majeure. Nonperformance of any Party (except for payment obligations) will be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, or any other reason where failure to perform is beyond the reasonable control of the nonperforming Party.

17.7

No Implied Waivers; Rights Cumulative. No failure on the part of DexCom or Beta Bionics to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, will impair, prejudice or constitute a waiver of any such right, nor will any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

17.8

Independent Contractors. Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute DexCom or Beta Bionics as partners in the legal sense. No Party hereto will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind any other Party to any contract, agreement or undertaking with any Third Party.

17.9

Notices. All notices, requests and other communications hereunder will be in writing and will be personally delivered or sent by overnight courier or registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto:

Beta Bionics:	Beta Bionics, Inc.
11 Hughes
Irvine, California 92618
[***]

DexCom:	DexCom, Inc.
6340 Sequence Drive
San Diego, California 92121
[***]

17.10

Assignment. Except as otherwise expressly provided under this Agreement, neither Party may assign or otherwise transfer this Agreement or any right or obligation hereunder without the express prior written consent of the other Party; provided that: either Party shall be permitted to effect such an assignment or other transfer of this Agreement in its entirety without the written consent of the other Party (i) to any of its present or future Affiliates, or (ii) without limiting Section 15.3, in the event of a Change of Control. Any attempt to assign or transfer this Agreement not in compliance with this Section 17.10 will be void. Subject to the foregoing, this Agreement is binding upon and will inure to the benefit of each of the Parties and their respective successors and permitted assigns.

17.11

Modifications. No amendment or modification of any provision of this Agreement will be effective unless in writing signed by all Parties hereto. No provision of this Agreement will be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all Parties.

17.12

Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

17.13	Governing Law; Choice of Forum.

17.13.1 This Agreement and any dispute arising from the performance or breach hereof will be governed by and construed and enforced in accordance with, the laws of the State of Delaware without regard for conflicts of laws principles. Disputes as to matters within the authority of the Joint Steering Committee will be resolved as set forth in Section 2.8.2; provided that any dispute as to the application of such Section 2.8.2 shall be subject to this Section 17.13.

17.13.2 The Parties hereby submit and consent to the exclusive jurisdiction of any state or federal court located in [***], and irrevocably agree that all actions or proceedings relating to this Agreement or any other Transaction Agreement shall be litigated in such courts, and each of the Parties waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any such action or proceeding in such court.

17.13.3 Notwithstanding any other provision of this Agreement, either Party may seek interim equitable relief in any court of competent jurisdiction in connection with any alleged breach or violation of Section 7.1, Section 13 or Intellectual Property Rights.

17.14	Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together, will constitute one and the same instrument.

17.15

Headings; Interpretation. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. This Agreement shall be deemed to comprise the language mutually chosen by the Parties and no rule of strict construction shall be applied against any Party. Unless otherwise expressly provided herein or the context of this Agreement otherwise requires, (a) words such as “herein”, “hereof”, “hereby” and “hereunder” refer to this Agreement as a whole; (b) the words “include(s)”, “including”, “such as”, “in particular” and “for example” shall be deemed to be followed by the phrase “but not limited to”, “without limitation” or words of similar import unless otherwise specified; (c) the word “or” shall be deemed to mean “and/or”; (d) the terms “will” and “shall” shall be deemed to have the same meaning; (e) unless otherwise provided herein, any reference to “days” means calendar days; and (f) references to Applicable Law includes any amendment or modification to such Applicable Law.

17.16

Entire Agreement; Order of Precedence. This Agreement (including all Exhibits and Schedules to this Agreement), together with the other Transaction Agreements, constitutes the entire understanding and agreement between the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between the Parties with respect to such subject matter, including, without limitation, the Materials Transfer Agreement between the Parties dated October 31, 2015. Notwithstanding anything to the contrary, in the event of any conflict between this Agreement and the Development Agreement, the terms of this Agreement will control and govern.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the Effective Date.

DEXCOM, INC.		BETA BIONICS, INC.

By:	/s/ Jereme M. Sylvain	By:	/s/ Sean Saint

Print Name:	Jereme M. Sylvain	Print Name:	Sean Saint
Title:	EVP, Chief Financial Officer	Title:	CEO
Date:	7/25/2023	Date:	7/26/2023

[SIGNATURE PAGE TO COMMERCIALIZATION AGREEMENT]

Exhibit A

[***]

Exhibit A

Exhibit B

[***]

Exhibit B-1

Exhibit C

[***]

Schedule 1.3

Agreed Markets

[***]

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2

Schedule 1.29

DexCom Trademarks

[***]

* * * * *